Exhibit 10.1

C.K. COOPER & COMPANY Our Insight, Your Growth

April 8, 2010

Mr. Roger Parker
RECOVERY ENERGY, INC
1515 Wynkoop Street, Ste. 200
Denver, CO 80202

Re: Financial Advisory Agreement

Gentlemen:

This letter will confirm our understanding that C.K. Cooper & Company, Inc. (“CKCC”)  has been engaged to act as exclusive financial advisor to Recovery Energy, Inc, (the “Company”) to advise the Company regarding strategic matters.

In its capacity as financial advisor, CKCC will, upon request:

●	undertake a complete review and evaluation of the Company and its properties, and provide a market valuation of the Company;

●	assist management with the creation of a strategic overview, including the definition of execution points and assist in the implementation of this plan;

●	advise the Company on its strategy positioning, market perception and manners in which to enhance share value, valuation multiples and overall liquidity;

●	assist in the negotiation with potential lenders, joing venture partners and investors;

●	evaluate, advise and execute corporate finance transactions; and

●	assist the Company in analyzing purchase proposals received.

The Company agrees to pay CKCC, in immediately available funds, as compensation for its services under this engagement the following fees at the times and manner specified below:

●	$125,000 of which $25,000 shall be paid upon execution of this engagement agreement and the remaining $100,000 payable in ten (10) monthly installments of $10,000 starting May 1, 2010, and;

●	$125,000 shall be paid through the issuance of common stock. The number of shares issued shall be equal to 30,995 or $125,000 by $4.033. The share price used was based on the previous 30 day volume weighted average price beginning 4/17/2010 spanning to 2/25/2010 (per Bloomberg Finance L.P). The shares shall have no registration rights.

RECOVERY ENERGY, INC.
April 8, 2010

The Company and CKCC shall enter into a separate mutually agreeable engagement letter with respect to any capital formation, or transaction advisory, which shall provide for customary fees for the specific transaction.

In addition, the Company shall, promptly upon request, reimburse CKCC for all reasonable out-of-pocket, expenses (including any reasonable fees and disbursements of CKCC's outside advisers) incurred in connection with this letter agreement up to a maximum amount of $5,000 in any one calendar month or $50,000 in the aggregate (subject to increase with the prior consent of the Company). Any expense in excess of $2,000 shall be approved in advance by the Company.

The Company agrees to furnish CKCC the names all parties on it discussed a transaction or which it contacted prior to CKCC's engagement, or which contact the Company concerning a transaction during the term of this engagement.

If during the term of this engagement, the Company decides to conduct a sale transaction, material sale of assets or other extraordinary corporate transaction or a public private offering of securities, the Company agrees to notify the CKCC and to provide CKCC with a right of first refusal to act as the non-exclusive financial advisor, lead placement agent or lead underwriter, as the case may be, or such other role as necessary and appropriate, for any such transaction or offering at fees, and upon terms, customary and consistent with industry practice that would be agreed between the Company and CKCC in good faith,

The Company agrees that all advice and any documents prepared or given by CKCC in connection with its engagement hereunder is for the benefit and use of the Company in connection with the services covered by this letter agreement and that no such advice or documents shall be used for any other purpose or be disclosed, reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, nor shall any public references to CKCC or the documents be made by or on behalf of the Company, in each case without CKCC's prior written consent, which consent shall not be unreasonably withheld.

The Company agrees that CKCC has been retained to act solely as financial advisor to the Company, and to not act as an advisor to or agent of any other person, and that the Company's engagement of CKCC is not intended to confer rights upon any person not a party hereto (including stockholders, employees or creditors of the Company) as against CKCC or its affiliates, or their directors, officers, employees or agents. The Company further agrees that under no circumstances shall the execution of this letter agreement or any act of CKCC hereunder commit or be deemed a commitment by CKCC (or any affiliate) to provide or arrange any bank financing, other debt or equity financing for any transaction or to purchase any security in connection therewith. The Company acknowledges that CKCC will act as an independent contractor under this letter agreement and shall not assume the responsibilities of a fiduciary to the Company or its stockholders in connection with the performance of CIKCC's services hereunder.

The Company acknowledges that CKCC is a full service securities firm engaged in a broad range of securities activities and financial services, including securities trading, investment management, financing and brokerage activities. In the ordinary course of CKCC's business, CKCC or its affiliates (i) may at any time hold long or short positions, and may trade or otherwise effect transactions, for CKCC's own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in any proposed transaction and (ii) may at any time be providing or arranging financing and other financial services to other companies that may be involved in a competing transaction. Notwithstanding the foregoing, CKCC will not use or disclose any confidential information of the Company obtained during its engagement hereunder in connection with any services described in this paragraph

RECOVERY ENERGY, INC.
April 8, 2010

In addition, CKCC and its affiliates may from time to time perform various investments banking and financial advisory services for other companies which may live conflicting interests with the Company. CKCC will not use or disclose any confidential information of the Company obtained during its engagement hereunder in connection with its representation of such companies and will not disclose confidential information of such other companies to the Company.

The Company acknowledges that CKCC does not provide legal, tax or accounting advice and that the Company confirms that it will rely on its own independent advisors for such advice.

The Company and CKCC agree to the provisions with respect to the Company’s indemnity of CKCC and other matters set forth in Schedule A, the terms of which are incorporated herein in their entirety.

The Company may terminate CKCC's engagement hereunder after the six month anniversary provided it gives CKCC fifteen days advance notice of such termination. It is understood that upon termination, this letter agreement shall have no further force or effect, except that any termination of CKCC's engagement hereunder for any reason shall not affect the Company's obligations to provide indemnification as provided in Schedule A hereto, and to reimburse expenses as set forth herein and therein. In the event that CKCC terminates this letter agreement, CKCC shall not be entitled to any further payment resulting from this engagement as set forth above, In addition, Provisions relating to the status of CKCC as an independent contractor, the limitation on to whom CKCC shall owe any duties, governing law, successors and assigns, and the waiver of the right to trial by jury shall survive any termination of this letter agreement.

This letter agreement, including Schedule A, and any rights, duties or obligations hereunder may not be waived, amended, modified or assigned, in any way, in whole or in part, including by operation of law, without written consent of, and Shall inure to the benefit and be binding upon the successors, assigns and personal representatives of, each of the parties hereto. This  letter agreement embodies the entire agreement and understanding of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof.

The Company acknowledges that CKCC may place advertisements in mailings and financial and other newspapers and journals at CKCC's expense describing its services to the Company , for any publicly announced or completed Transaction and use the Company's logo, provided that we will not disclose, without your consent, the size of the Transaction or proceeds you receive in such advertisements unless such information is already publicly available.

Schedule A to this letter agreement is an integral part of this 1etter agreement and shall survive any termination or expiration hereof. In case any provision o this letter agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision of this letter agreement shall not in any way be affected or impaired thereby. This letter agreement and any claim, or dispute of any kind or nature whatsoever arising out or, or relating to this letter agreement or CKCC's engagement hereunder, directly or indirectly (including any claim concerning advice provided pursuant to this letter agreement), shall governed by and construed in accordance with the laws of the State of California, without regard to conflict of law principles. Any rights to trial, jury with respect to any claim, action or proceeding„ directly or indirectly, arising out of, or relating to, this letter agreement or CKCC's engagement hereunder are waived by CKCC and the Company.

We are pleased to accept this engagement and look forward to working with the Company. Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed duplicate if this letter, which shall thereupon constitute a binding agreement.

RECOVERY ENERGY, INC.
April 8, 2010

Very truly yours,
C.K. COOPER & COMPANY, INC.

By:	/s/ Alexander G. Montano
Name: Alexander G. Montano
Title: Managing Director

Accepted and agreed to as of the date first written above:

RECOVERY ENERGY, INC.

By:	/s/ Jeffery A. Beunier
Name: Jeffrey A. Beunier
Title: CEO

SCHEDULE A

INDEMNIFICATION

The Company agrees to indemnify CKCC, any controlling person of CKCC and each of their respective directors, officers, employees, agents, affiliates and representatives (each, an "Indemnified Party") and hold each of them harmless against any and all losses, claims, damages, expenses, liabilities, joint or several (collectively, "Liabilities") to which the Indemnified Parties may become liable, directly or indirectly, arising out of or relating to the engagement under the letter agreement to which this Schedule A is attached (the "Letter Agreement"), unless the Liabilities resulted from the negligence or willful misconduct of any Indemnified Party. The Company further agrees to reimburse each Indemnified Party promptly upon request for all reasonable expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for, defense of, or providing evidence in, any action, claim, suit, proceeding or investigation, directly or indirectly, arising out of, or relating to, the engagement under the Letter Agreement, whether or not pending or threatened and whether or not any indemnified party is a formal party to such proceeding; provided, however, that if the Liabilities resulted from the negligence or willful misconduct of any Indemnified Party, the Indemnified Parties shall remit to the Company any amounts reimbursed pursuant to this sentence. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise to the Company or any person asserting claims on behalf of or in right of the Company, directly or indirectly, arising out of or relating to, the engagement under the Letter Agreement, unless such liability resulted from the negligence or willful misconduct of such Indemnified Party. In the event that an Indemnified Party is requested or required to appear as a witness in any action brought by or on behalf of or against the Company or any affiliate of the Company, in which such Indemnified Party is not named (anti is not subsequently named) as a defendant, the Company agrees to reimburse CKCC for all reasonable expenses incurred by it in connection with such Indemnified Party's appearing in preparing to appear as such a witness, including, without limitation, the reasonable fees and disbursements of its outside legal counsel.

An Indemnified Party shall promptly notify the Company in writing as to any action, claim, suit, Proceeding or investigation for which indemnity may be sought, but the omission so to notify the Company will not relieve the Company from any liability which it may have to any Indemnified Party hereunder to the extent that it is not materially prejudiced as a result of such failure unless such omission is intentional. After such notice to the Company, the Company shall be entitled to participate in, and to the extent that it shall elect by written notice delivered to such Indemnified Party promptly after receiving the aforesaid notice of such Indemnified Party, to assume the defense, thereof with counsel reasonably satisfactory to such Indemnified Party to represent such Indemnified Party in such action, claim, suit proceeding or investigation and shall pay as incurred the fees and expenses of such counsel related to such action, claim, suit, proceeding or investigation. In any action, claim, suit, proceeding or investigation, any Indemnified Party shall have the right to retain its own separate counsel at such Indemnified Party's own expense and not subject to reimbursement by The Company; provided, however, that the Company shall pay as incurred the reasonable fees and expenses of such counsel incurred in connection with investigation, preparing, defending, paying settling or compromising any action, claim, suit, proceeding or investigation if (i) the use of counsel chosen by the Company to represent both the Company and such Indemnified Party would present such counsel with an actual or potential conflict of interest; (ii) the Company shall not have employed satisfactory counsel to represent the Indemnified Party within a reasonable time after notice of the institution of such action, claim, suit, proceeding or investigation; or (iii) the Company shall authorize the Indemnified Party to employ separate counsel (in addition to any local counsel) at the expense of the Company. The Company shall not, in connection with any action, claim, suit, proceeding or investigation, be liable for the fees and expenses of more than one separate law firm (in addition to any local counsel) for Indemnified Parties, and in the event that separate counsel is to be retained to represent one or more Indemnified parties, such concrete counsel shall be chosen by CKCC and reasonably approved by the Company. The Company will not be liable for any settlement, compromise or consent to the entry of any judgment in action, claim, suit, proceeding, or investigation affected without the prior written consent of the Company, which consent shall not be unreasonable withheld.

The Company agrees that, without CKCC's prior written consent, it will not settle, compromise or consent to the entry of any judgment in any claim, action, suit, proceeding or investigation in respect of which indemnification could be sought hereunder (whether or not CKCC or any other Indemnified Party is an actual or potential party to suchclaim, action, suit, proceeding or investigation),unless (a) such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Party from any liabilities arising out of such claim, action, suit, proceeding or investigation, (b) such settlement does no admit any wrongdoing by CKCC and (c) the parties agree that the terms of such settlement shall remain confidential.

The Company and CKCC agree that if any indemnification or reimbursement sought pursuant to the first paragraph of this Schedule A is for any reason unavailable or insufficient to hold it harmless (except by reason of the negligence or willful misconduct of an Indemnified Party) then, whether or not CKCC is the person entitled to indemnification or reimbursement, the Company and CKCC shall contribute to the Liabilities for such indemnification or reimbursement is held unavailable in such proportion as a appropriate to reflect (a) the relative benefits to the Company on the one hand and CKCC on the other hand, in connection with the transaction to which such indemnification or reimbursement relates or (b) if the allocation provided by clause (a) above is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (a), but also the relative fault of the parties as well as any other relevant equitable considerations, provided, however, that in no event shall the amount to be contributed by CKCC exceed the fees actually received by CKCC under the Letter Agreement. The Company agrees that, for the purpose of this paragraph, the relative benefits to the Company and CKCC of the contemplated transaction (whether or not such transaction is consummated) shall be deemed to be in the same proportion that the aggregate consideration payable, exchangeable of transferable (or contemplated to be payable, exchangeable or transferable) in such transaction bears to the fees paid or payable to CKCC as financial advisor under the Letter Agreement.

The rights of the Indemnified Parties referred to above shall be in addition to any rights that any Indemnified Party may otherwise have.